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                                                                    Exhibit 32.3




                    STEWART INFORMATION SERVICES CORPORATION

                     CERTIFICATE OF CHIEF FINANCIAL OFFICER

                     FOR THE SIX MONTHS ENDED JUNE 30, 2003


          Pursuant to Section 906(a) of the Sarbanes-Oxley Act of 2002









    The undersigned, being the Chief Financial Officer of Stewart Information Services Corporation (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, filed with the United States Securities and Exchange Commission pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

    Dated August 6, 2003.







/S/    MAX CRISP
------------------------------------
Name: Max Crisp
Title: Executive Vice President and
Chief Financial Officer, Secretary-
Treasurer, Director and Principal
Financial and Accounting Officer




A signed original of this written statement required by Section 906 has been provided to Stewart Information Services Corporation and will be retained by Stewart Information Services Corporation and furnished to the Securities and Exchange Commission or its staff upon request.